Exhibit 99.1

Name and Address of Reporting Person:	Thomas H. Lee Advisors, LLC
c/o Thomas H. Lee Partners, L.P.
100 Federal Street, 35th Floor
Boston, MA 02110

Issuer Name and Ticker or Trading Symbol:	Party City Holdco Inc. [PRTY]

Date of Event Requiring Statement
(Month/Day/Year):	April 15, 2015

Footnotes to Form 3

(1) This statement is being filed by the following Reporting Persons:  Thomas H. Lee Advisors, LLC (“THL Advisors”), Thomas H. Lee Equity Fund VI, L.P. (“THL Equity VI”), Thomas H. Lee Parallel Fund VI, L.P. (“Parallel Fund VI”), Thomas H. Lee Parallel (DT) Fund VI, L.P. (“DT Fund VI”), THL Coinvestment Partners, L.P. (“THL Coinvestment”), THL Operating Partners, L.P. (“THL Operating”), THL PC Topco, L.P. (“THL Topco”), THL Equity Fund VI Investors (PC), L.P. (“THL PC”) together with THL Equity VI, Parallel Fund VI, DT Fund VI, THL Coinvestment, THL Operating, THL Topco and THL PC, (the “THL Funds”) as well as Great-West Investors, L.P. (“Great West”) and Putnam Investments Employees’ Securities Company III LLC (“Putnam III”).

The reporting person is the general partner of Thomas H. Lee Partners, L.P., which in turn is the general partner of THL Coinvestment and the sole member of THL Equity Advisors VI, LLC (“THL Advisors VI”), which in turn is the general partner of the THL Equity VI, Parallel Fund VI, DT Fund VI, THL Operating, THL Topco and THL PC.  THL Advisors is attorney-in-fact of Great West and Putnam Investments, LLC, which is the managing member of Putnam Investments Holdings, LLC, which in turn is the managing member of Putnam III.

(2) Represents shares of the Issuer held directly by THL Topco, although such shares are beneficially owned by the following entities:  27,817,767 shares held by THL Equity VI; 18,836,712 shares held by Parallel Fund VI; 3,290,395 shares held by DT Fund VI; 896,369 shares held by THL Coinvestment; 72,528 shares held by THL Operating; 13,955,200 shares held by THL PC; 144,743 shares held by Great West; and 144,238 shares held by Putnam III.

(3) Each of the Reporting Persons disclaim beneficial ownership of the shares reported herein, except to the extent of its pecuniary interest.